                              SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of December 4, 2001, is among Ultrak Operating, L.P., a Texas limited partnership ("Ultrak" or the "Employer"), Ultrak, Inc., a publicly-held Delaware corporation (the "Parent"), and George K. Broady (the "Executive").


                                   RECITALS


     A.  The Employer is an affiliate of the Parent.

     B. The Employer desires that the Executive continue to provide services for the benefit of the Employer and the Parent and the Executive desires to continue to provide such services upon the execution of this Agreement by the Employer and the Parent.

     C. The parties are entering into this Agreement to assure severance benefits to the Executive since the Executive does not have an employment agreement with the Employer or the Parent.

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and conditions set forth below, the Employer and the Executive agree as follows:

1.       Definitions.

     (a) "Affiliate" has the meaning ascribed to it in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.

     (b) "Disability" has the meaning ascribed to it in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     (c) "Parent Affiliate" means any entity now or hereafter an Affiliate of the Parent and includes, without limitation, the Employer.

     (d) "Subsidiary" has the meaning ascribed to it in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.



2. Executive's Position. The Executive agrees to remain the Chief Executive Officer (CEO) of the Parent until the earlier of (a) the date the Parent hires a new CEO or (b) December 31, 2002; provided, however, if a new CEO is hired by the Parent before December 31, 2002, then the Executive agrees to serve as an advisor to the new CEO and assist in the new CEO's transition until December 31, 2002.

3. Compensation to Executive. If, at any time while the Executive is employed by the Parent or any Parent Affiliate (a) the Executive's employment is terminated by the Parent or the Employer (it being understood that neither the Parent nor the Employer can terminate the Executive before December 31, 2002), (b) the Executive resigns (but solely for purposes of this



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Agreement any such resignation shall be effective no earlier than December 31,
2002 and December 31, 2002 shall be the date of such resignation), (c) the Executive dies, or (d) the Executive suffers a permanent Disability (each of (a), (b), (c), and (d) is hereafter referred to as a "Triggering Event"), then upon the first to occur of a Triggering Event, the following compensation shall be due and payable to the Executive on the terms and conditions set forth below:

     (a) The Employer shall pay the Executive one-twelfth of his last annual base salary immediately preceding the date of the Triggering Event each month for a period of 36 months (the "Severance Period") with such amount to be payable on the same basis as the base compensation for all of the other executives of the Employer or the Parent (the "Severance Pay"). The Severance Pay shall be subject to all appropriate tax withholding.

     (b) During the Severance Period, the Executive shall be entitled to any dental insurance, health insurance, disability insurance, and/or life insurance benefit plans or programs as maintained by the Employer or the Parent for the benefit of its or their employees and the Executive's coverage under such plans during the Severance Period shall be at least equal to the coverage provided to the Executive at the time immediately preceding the commencement of the Severance Period; provided, however, if the Parent or the Employer terminates the participation of all participants in any benefit plan or program, then the Executive's participation in any such benefit plan or program may also be terminated without any violation of this Agreement.

     (c) Upon the occurrence of a Triggering Event, the Parent and the Employer hereby commit to promptly loan (the "Loan") the Executive sufficient funds to allow the Executive to exercise all unexercised stock options (but not warrants) to acquire the Parent's Common Stock. The Loan shall be for a term of three (3) years at an interest rate equal to the prime rate or base rate of Bank of America, N.A. on the date of the Loan. The principal amount of the Loan shall be due and payable at the end of the Loan period. Interest shall be due and payable on each anniversary of the date the Loan is made. The Loan shall be secured by all shares of Parent's Common Stock then owned or acquired by the Executive, but shall otherwise be a no personal liability loan to the Executive.

4. Waiver of Breach. A waiver in writing of a breach of any provision of this Agreement shall not operate or be construed as a waiver or estoppel by the waiving party of any subsequent breach, and no waiver shall be valid unless it is contained in a signed writing.

5. Resolution of Disputes. If there is a dispute arising from any breach or alleged breach of this Agreement, then the parties agree that the dispute will be subject to mediation and to binding arbitration under the rules of the American Arbitration Association.



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6. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their heirs, successors, and assigns.

7. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties with respect to the subject matter hereof and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement expressly supersedes any existing severance agreement between or among any of the Parent, any Parent Affiliate and the Executive and this Agreement supersedes any and all other agreements, either oral or in writing, between or among the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer, the Parent and the Executive.

8. Severability. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the extent necessary to protect the interests of all parties hereto, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the extent necessary to protect the interests of all parties hereto.

9. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in construing the provisions hereof.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

11. Expenses. In any proceeding brought by the Executive, on the one hand, or the Employer and/or the Parent, on the other hand, to enforce any of the provisions of this Agreement, all expenses incurred by the party in connection with such actions, including reasonable attorneys' fees, shall be borne by that party.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the conflicts laws) of the State of Texas.

13. Notices. All notices, requests, consents, directions, and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if
(a) delivered by certified mail, return receipt requested, with postage prepaid or (b) sent by third party courier or overnight delivery service, to:



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Employer or Parent:  Ultrak, Inc.               Executive:  Mr. George K. Broady
                     1301 Water Ridge Drive                 10050 Strait Lane
                     Lewisville, Texas 75057                Dallas, Texas 75229
                     Attn: President
                     General Counsel



14. Guarantee by the Parent. The Parent guarantees the obligations of the Employer in this Agreement.



      IN WITNESS WHEREOF, the parties have set their signatures as of the date first written above.


EMPLOYER:                                       EXECUTIVE:

ULTRAK OPERATING, L.P.

By: ULTRAK GP, INC.

      By: _________________________             _______________________________
         Its:______________________             George K. Broady


Address: Ultrak, Inc.                           Address: 10050 Strait Lane
         1301 Waters Ridge Drive                         Dallas, Texas  75229
         Lewisville, Texas  75057
         Attn: President
         General Counsel


PARENT:

ULTRAK, INC.

      By:__________________________
         Its:______________________

Address: Ultrak, Inc.
         1301 Waters Ridge Drive
         Lewisville, Texas  75057
         Attn: President
         General Counsel



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